UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – July 29, 2010

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company

(Exact name of registrant as specified in its charter)

Texas	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Intermediate Holding Company LLC

(Exact name of registrant as specified in its charter)

Texas	1-34544	26-1191638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Energy Future Holdings Corp. (the “Company”) today announced that it had received, pursuant to the previously announced exchange offers (the “Exchange Offers”) of its direct, wholly-owned subsidiary, Energy Future Intermediate Holding Company LLC (“EFIH”) and EFIH’s direct, wholly-owned subsidiary, EFIH Finance Inc., and the Company’s related consent solicitation with respect to the outstanding 11.250%/12.000% Senior Toggle Notes due 2017 and 10.875% Senior Notes due 2017 of EFH Corp. (the “Old Notes”), the requisite consents to adopt certain proposed amendments to the indenture that governs the Old Notes (the “Old Notes Indenture”). The Exchange Offers and consent solicitation are being made upon the terms and subject to the conditions set forth in the preliminary prospectus relating to the Exchange Offers (the “Prospectus”) and the related Consent and Letter of Transmittal.

EFH Corp. has been advised by the exchange agent for the Exchange Offers that, as of 5:00 p.m., New York City time, on July 29, 2010 (the “Consent Date”), consents have been validly delivered (and not validly revoked) with respect to $4,469,868,133 aggregate principal amount of outstanding Old Notes, representing approximately 99.51% of the outstanding Old Notes, which Old Notes were validly tendered (and not validly withdrawn) on or before the Consent Date.

In conjunction with receiving the requisite consents, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, have executed and delivered a supplemental indenture (the “Supplemental Indenture”) to the Old Notes Indenture. The Supplemental Indenture gives effect to certain proposed amendments to the Old Notes Indenture, which among other things, eliminate substantially all of the restrictive covenants contained in the Old Notes Indenture and the Old Notes, eliminate certain events of default, modify covenants regarding mergers and consolidations, and modify or eliminate certain other provisions of the Old Notes Indenture. The Supplemental Indenture will not become operative until immediately prior to the acceptance for exchange of Old Notes upon the terms and subject to the conditions set forth in the Prospectus. Any Old Notes not tendered and accepted for exchange in the Exchange Offers will remain outstanding and the holders thereof will be bound by the terms of the Old Notes Indenture, as supplemented by the Supplemental Indenture. A copy of the Supplemental Indenture is being filed as Exhibit 99.1 to this Form 8-K.

Item 8.01.	Other Events.

On July 30, 2010, the Company issued a press release relating to the matters disclosed in this Current Report on Form 8-K. A copy of the press release is filed and attached hereto as Exhibit 99.2 and incorporated herein by reference.

Forward-Looking Statements

The information set forth in this report and in Exhibit 99.1 contains forward-looking statements, which are subject to various risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations. All statements, other than statements of historical facts, that are included in this current report that address activities, events or developments that EFH Corp., EFIH or Energy Future Competitive Holdings Company (“EFCH”) expect or anticipate to occur in the future (often, but not always, through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “projection,” “target,” “goal,” “objective,” and “outlook”), are forward-looking statements. Although EFH Corp., EFIH and EFCH believe that in making any such forward-looking statement their expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors in EFH Corp.’s and EFCH’s reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements” contained therein).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	99.1	Third Supplemental Indenture dated July 29, 2010

	99.2	Press Release dated July 30, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/S/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President and Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

/S/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President and Controller

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

/S/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President and Controller

Dated: July 30, 2010